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                                                                    Exhibit 21.1

SUBSIDIARIES OF REGISTRANT

      Name of Entity         Jurisdiction of Incorporation
      --------------         -----------------------------
Applix AG                            Switzerland

Applix Canada, Inc.                  Delaware

Applix GmbH                          Germany

Veriteam GmbH                        Germany

Applix (UK) Limited                  United Kingdom

Veriteam France                      France

Veriteam Limited                     United Kingdom

Applix Securities Corp.              Massachusetts

Applix Singapore, Inc.               Delaware

Applix Australia Pty. Ltd.           Australia

Dynamic Decisions Pty. Ltd.          Australia

Sinper Corporation                   Florida

Target Systems Corporation           Massachusetts

Veriteam, Inc.                       Delaware